UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 26, 2024

ADMA BIOLOGICS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36728	56-2590442
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

465 State Route 17, Ramsey, New Jersey	07446
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (201) 478-5552

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	ADMA	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Executive Compensation

On February 26, 2024, upon the recommendation of the Compensation Committee (the “Compensation Committee”) of the Board of Directors (the “Board”) of ADMA Biologics, Inc. (the “Company”), the Board approved the following base salary for 2024, cash bonus attributable to 2023 performance and annual incentive awards for Adam Grossman, the Company’s principal executive officer, and the cash bonus attributable to 2023 performance for Brian Lenz, the Company’s principal financial officer, as set forth below:

Name	Position	2024 Base Salary	2023 Non- Equity Incentive Compensation (1)	Number of RSUs (2)(3)	Number of Shares Underlying Stock Options (2)(4)(5)
Adam S. Grossman	President, Chief Executive Officer and Director	$800,000	$793,125	557,728	870,950
Brian Lenz	Executive Vice President, Chief Financial Officer	(6)	$334,875	(6)	(6)

(1)
Amount reflects a cash bonus that will be paid by the Company to Messrs. Grossman and Lenz in early March 2024. This cash bonus amount reflects the achievement of 141% of the Company’s 2023 corporate goals and milestones.

(2)	Grant date was February 26, 2024.
(3)
The restricted stock units (RSUs) will vest quarterly on each three-month anniversary of the date of grant over four years in accordance with the ADMA Biologics, Inc. 2022 Equity Compensation Plan (the “Plan”).

(4)
The exercise price of $5.40 reflects the per share fair market value of the Company’s common stock, $0.0001 par value per share (“Common Stock”), as determined by the closing price of the Company’s Common Stock on the Nasdaq Global Market on the grant date.

(5)
The option vests over four years with 25% of the shares of Common Stock underlying the option vesting on the one-year anniversary of the date of grant and the remaining 75% of such shares vesting monthly in equal installments over the next three years, becoming fully vested on February 26, 2028 in accordance with the Plan.

(6)	See Chief Financial Officer transition disclosure below.

The Compensation Committee reached its recommendation regarding the compensation and incentive awards for the principal executive officer in consultation with an independent compensation consultant. The non-equity incentive compensation and RSUs and stock option were awarded at the discretion of the Compensation Committee and were based on the Mr. Grossman’s annual cash bonus and equity targets, as established by the Compensation Committee, and the Compensation Committee’s evaluation of the performance of Mr. Grossman, and approved by the Board. As a part of this performance evaluation, the Compensation Committee considered the achievement of 141% of the Company’s 2023 corporate goals and milestones.

Director Compensation

On February 26, 2024, upon the recommendation of the Compensation Committee, the Board approved an annual equity grant policy whereby non-employee directors will receive annual equity grants equal to $250,000 of long- term incentive value, priced at the same time as annual officer grants of equity awards and awarded 50% as RSUs and 50% as options to purchase Common Stock.

Additionally, on February 26, 2024, upon the recommendation of the Compensation Committee, the Board approved a minimum beneficial ownership guideline whereby each director of the Company will be required to own (directly) Common Stock equal to three times (3x) a director’s annual cash retainer for service as a Board member, excluding retainers for committee membership and chair position, with such ownership to be achieved within five years of first becoming subject to the guidelines.

Chief Financial Officer Transition

Effective as of April 1, 2024, Brian Lenz, Executive Vice President, Chief Financial Officer & General Manager, ADMA BioCenters, will transition from these positions to a consulting role with the Company (the “CFO Transition”).

In connection with the CFO Transition, on February 27, 2024 the Company and Mr. Lenz entered into a Consulting Agreement (the “Consulting Agreement”), pursuant to which Mr. Lenz will serve as a consultant to the Company.   In accordance with the terms of the Consulting Agreement, Mr. Lenz will provide consulting and advisory transition services to the Company as reasonably requested by the President and Chief Executive Officer. Unless terminated earlier by Mr. Lenz upon sixty days’ written notice or by the Company for Cause (as defined in the Consulting Agreement), the Consulting Agreement will automatically terminate on March 31, 2025 (the “Term”).

From April 1, 2024 through December 31, 2024, the Company will pay Mr. Lenz a monthly gross amount of $52,777.77. Additionally, if Mr. Lenz is requested to work more than twenty hours per month, which must be approved in advance by the President and Chief Executive Officer (and subject to the agreement of Mr. Lenz), Mr. Lenz will submit an invoice reflecting an hourly rate of $400.00.

Mr. Lenz will also remain eligible to participate in the Company’s equity incentive plans with respect to the continued vesting of his unvested and outstanding equity awards through the end of the Term. Further, Mr. Lenz will have until March 31, 2026 to exercise his outstanding stock options that are vested as of the effective date of the Consulting Agreement, together with his outstanding stock options which vest on or prior to the end of the Term.

The Company has initiated an executive search for a full-time replacement Chief Financial Officer. In the meantime, the Board has appointed Adam Grossman, President and Chief Executive Officer, as Interim Chief Financial Officer, effective as of April 1, 2024.

The foregoing summary of the Consulting Agreement does not purport to be complete and is qualified in its entirety by reference to the copy of the Consulting Agreement filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 8.01	Other Events

On February 28, 2024, the Company issued a press release announcing the CFO Transition, a copy of which is included as Exhibit 99.1 and incorporated by reference herein.

Item 9.01	Exhibits

(d) Exhibits

Exhibit No.	Description
10.1	Consulting Agreement, dated February 27, 2024, by and between the Company and Mr. Brian Lenz.
99.1	Press Release of the Company, dated February 28, 2024.
104	Cover Page Interactive Data File (embedded with the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

February 28, 2024	ADMA Biologics, Inc.

	By:	/s/ Brian Lenz
		Name:	Brian Lenz
		Title:	Executive Vice President and Chief Financial Officer